Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2017 (except for the second paragraph of Note 1 and for Note 13, as to which the date is December 7, 2017), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-221522) and related Prospectus of Denali Therapeutics Inc. for the registration of 13,888,888 shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

December 7, 2017